Exhibit 10.18

CONFIDENTIALTREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN

SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Microsoft Master Product Purchase Agreement

This Microsoft Master Product Purchase Agreement (the “Agreement”) is between Microsoft Corporation, a Washington corporation, with its principal place of business at One Microsoft Way, Redmond, WA 98052-6399 (“Microsoft”) and Arista Networks, Inc., a Nevada corporation, with its principal place of business at 5470 Great America Parkway, Santa Clara, CA 95054 (the “Vendor”). This Agreement will be effective on February 8th, 2012 (the “Effective Date”).

This Agreement consists of:

•	The following terms and conditions;

•	Any policies or procedures referenced in this Agreement;

•	Any applicable addenda;

•	Any applicable Product POs and SOWS; and

•	Any other exhibits. Addresses and contact details

Addresses and contact details

Microsoft	Vendor

Address: One Microsoft Way, Redmond, WA 98052-6399	Address: 5470 Great America Parkway, Santa Clara, CA 95054

Attention: Moz Aslam	Attention: Roy Magruder, Corporate Controller

Phone number: (425) 706-7245	Phone number: 408-547-5557

Fax number:	Fax number:

E-mail address: mozaslam@microsoft.com	E-mail address: rmagruder@aristanetworks.com

Any additional designated address:	Any additional designated address:

Agreed and accepted

Microsoft		Vendor

Signature		Signature

Name:	Dayne Sampson	Name:	Jayshree Ullal

Title:	CVP, GFS	Title:	Chief Executive Officer

Date:	February 23, 2012 | 20:55 PT	Date:	February 23, 2012 | 18:15 PT

Signature
Name:	Qi Lu
Title:	President
Date:	February 23, 2012 | 18:22 PT

SECTION 1 Definitions

(a)	“Affiliate” means any legal entity that owns, is owned by, or is commonly owned with a party. “Own” means having more than 50% ownership or the right to direct the management of the entity;

(b)	“Claim(s)” means all third-party claims, actions, demands, proceedings, damages, costs and liabilities of any kind;

(c)	“End User” is the final purchaser or licensee that acquired Product and/or Services for its own internal Use and not for Resale, remarketing or further distribution.

(d)	“Error” means a failure, defect or deficiency of a Product to:

(1)	Operate and conform according to the Specifications;

(2)	Be compatible and function with the operating systems, application programs, computer equipment, and networks intended to connect, operate and interface with the Products;

(3)	Perform together in an integrated fashion; and

(4)	Be free from defects in workmanship and material;

(e)	“Intellectual Property” or “IP” means all intellectual property rights throughout the world, whether existing under statute or at common law or equity, now or hereafter in force or recognized, including:

(1)	Copyrights, trade secrets, trademarks and servicemarks, patents, inventions, designs, logos and trade dress, “moral rights,” mask works, publicity rights, and privacy rights; and

(2)	Any application or right to apply for the rights referred to in Section 1(d)(1), and all renewals, extensions and restorations;

(f)	“Product(s)” means all products that Vendor owns or licenses and provides to Microsoft under a Product PO. The term includes hardware, equipment, software and related materials and documentation;

(g)	“Product Purchase Order” or “Product PO” means Microsoft’s purchase orders for Products under this Agreement. Product Purchase Orders are a subset of Saws;

(h)	“Services” means the services that Vendor performs under this Agreement or an applicable Product PO. Services may include maintenance, support, and professional services. The Services will be set forth in a SOW according to Section 13 (Maintenance, support and other Services) below;

(i)	“SOW(s)” means any of the following which describe Products and/or Services ordered under this Agreement:

(1)	Microsoft purchase order(s);

(2)	Electronic statements) of work transmitted by Microsoft; or

(3)	Written agreement(s) signed by authorized representatives of both parties expressly referencing this Agreement;

(j)	“Specifications” means:

(1)	The requirements for the Products and Services and any applicable Product PO or SOW;

(2)	Vendor’s documentation for the Product and Services. The documentation may be in printed or electronic form. It may describe the Services, or the operation, functionality, or performance of the Products. The documentation may include correspondence, user manuals, operator instructions, training materials, interface capabilities and requirements, and customization capabilities and requirements; and

(3)	Any proposals, bids, quotes, and written responses to requests for proposal or quotes regarding Vendor’s Products or Services;

(k)	“Subcontractor(s)” means either a third party to whom Vendor delegates one or more of its obligations under this Agreement or a Vendor Affiliate that is not contracting directly with Microsoft; and

(l)	“Trademarks” means the specific trademarks, servicemarks and logos identified and provided by Microsoft under a SOW.

SECTION 2 Product Purchase Order

(a)	Placement of Product Purchase Orders. Vendor will sell and Microsoft will purchase the Products described in the Product PO. Microsoft may issue Product POs by facsimile or electronically. Vendor will use electronic data interchange technology consistent with Microsoft’s requirements for processing Product POs. Microsoft may cancel or change a Product PO up to two days before shipment.

(b)	Acceptance of Product Purchase Orders. All Product POs will be deemed accepted by Vendor unless Vendor notifies Microsoft in writing within five business days after receipt of a Product PO that it will not accept the same.

(c)	Rejection of different purchase terms and conditions. Any inconsistent, additional and/or different terms and or conditions in any prior or subsequent Product PO, invoice, confirmation or other document will not be part of the Product, unless the same specifically indicates that it supersedes this Agreement and is signed by authorized representatives from both parties.

SECTION 3 Fulfillment, delivery, shipping and loss or damage

(a)	Fulfillment and delivery.

(1)	Vendor will follow Microsoft’s product fulfillment requirements as communicated to Vendor. If agreed to by the parties in writing, the requirements may include asset-tagging prior to shipment and asset reporting in a form acceptable to Microsoft. Microsoft may adjust its fulfillment requirements on notice to Vendor.

(2)	Vendor will ship Product FOB the Microsoft site designated in the Product PO unless otherwise agreed to by the parties in writing. Vendor will prepay all shipping costs and add such shipping charges on the invoice, or ship Product through a Microsoft designated carrier.

(3)	Vendor will ship Product in the manner set forth in the Product PO. Vendor will use reasonable methods of shipment if the Product PO does not specify a method.

(4)	Vendor will notify Microsoft via e-mail, as directed by Microsoft, when orders are shipped.

(5)	Product will be delivered within the delivery timeframe agreed between Microsoft and Vendor. The parties may agree to a different date in the Product PO. Microsoft may cancel and terminate the applicable Product PO without penalty if Vendor fails to deliver Products by the delivery date. Microsoft will receive a refund for any amounts prepaid for a Product PO canceled under this subsection.

(6)	Vendor will be responsible for any loss or damage resulting from its failure to properly preserve, package, handle, or otherwise secure the Products for shipping.

(7)	Vendor may send partial Product shipments if Microsoft approves them in advance and in writing.

(8)	All shipments must include a packing slip. The packing slip will list the shipped Product, Microsoft’s Product PO number; the Product model name or number, part number, and serial number, and any other information Microsoft reasonably requests.

(9)	Vendor shall be solely responsible for managing its supply chain and resources. Upon request by Microsoft, Vendor shall provide up-to-date reports of allocations of, and any existing or foreseeable constraints on, Vendor’s manufacturing capacity and supplies of parts and raw materials. Without limiting Vendor’s other obligations or Microsoft’s rights under this Agreement, if Vendor is unable to meet its obligations because of insufficient manufacturing capacity or supplies of parts or raw materials, Vendor shall make commercially reasonable efforts to give Microsoft priority over allocation of Products within the delivery timeline of Microsoft.

(b)	Shipping.

(1)	Vendor will pay any cost increase for Products shipped other than as specified in the Product PO. Microsoft will pay charges for overnight or express delivery only if it requests expedited shipping or such shipping is designated in the Product PO.

(2)	Vendor will bear all other costs for delivery, including packing, handling, pre-delivery warehouse storage, and insurance.

(3)	Vendor will pay the shipping costs for returns of any Product not accepted according to this Agreement.

(c)	Loss or damage.

(1)	Vendor will bear all risk of loss, damage or destruction of any Product, in whole or in part, that occurs prior to delivery. Such loss, damage or destruction will not release Vendor from its other obligations.

(2)	Risk of loss will pass to Microsoft as follows:

(i)	If Vendor delivers the Products to Microsoft and does not provide installation, implementation or other Services for the Products, then risk of loss will pass to Microsoft on delivery.

(ii)	If Vendor provides implementation, installation or other Services for the Products, then risk of loss will pass to Microsoft on the successful completion of such Services.

(3)	Vendor will replace any Products lost or damaged in transit as soon as possible. The Products will be replaced at the same price and terms as reflected by the original Product PO.

SECTION 4 Product acceptance

(a)	Acceptance. Upon physical receipt of Product, Microsoft may review and test the Products. The parties may change the test period in the Product PO. Microsoft may reject the Products if they have any Errors during the test period. Microsoft will provide Vendor notice detailing the Errors. Vendor will have 30 days from the notice to cure the Errors and resubmit the Products to Microsoft. Vendor’s efforts to cure the Errors will be at its expense. Microsoft will then have a subsequent acceptance test period of 30 days.

(b)	Remedies. If Vendor fails to either resubmit the Products after receiving notice of an Error, or to correct the Error in the resubmitted Products, Microsoft may:

(1)	Extend the cure period for a duration of its choice;

(2)	Cancel the applicable Product POs, and terminate any applicable SOWs with no cost or liability to Microsoft. Vendor will promptly refund all Fees prepaid under the applicable Product POs and SOWs;

(3)	Retain just those Products under the applicable Product POs that contain no Errors, and pay Vendor the invoice value of such Product that contain no Errors; or

(4)	Retain all of the Products under the applicable Product POs and pay Vendor a discounted amount due to such Errors. The parties must agree on the price discount and Vendor must provide the same warranties for the Products as if they had been accepted.

(c)	Deemed acceptance. The Products are deemed accepted if Microsoft fails to either accept or reject the Products in writing upon receipt of Product. Products will not be deemed accepted if they are part of an incorrect or incomplete order (e.g., quantities in excess of Product PO, substituted Product, etc.).

SECTION 5 Licenses and title

(a)	License to software and Intellectual Property in the Products.

(1)	License. Microsoft is the End User for Products purchased from the Vendor. Vendor grants to Microsoft a worldwide, irrevocable, nonexclusive, non-transferable, perpetual, paid-up and royalty free license for any Products that include software or other Intellectual Property not subject to a separate license (including installed applications). Microsoft agrees that use of the Vendor’s software by Microsoft and its Affiliates is governed by the terms of Vendor’s “End User License Agreement” (“EULA”), which is incorporated herein by reference, to the extent the EULA is consistent with the terms of this Agreement. In the event of a conflict, this Agreement will apply. The license allows Microsoft to use such software and Intellectual Property as included in the Products in connection with the Products. Microsoft shall have no right, and agrees not to (i) transfer, assign, or sublicense its license rights to any other person without Vendor’s prior written consent, (ii) make error corrections or otherwise modify the software operating system of the Product, or permit third parties to do the same, or (iii) decompile, decrypt, reverse engineer, disassemble or otherwise reduce the Product operating software to human readable form to gain access to trade secrets or information in the Product operating software. Microsoft further agrees that for purposes of this Agreement, Product operating software shall include (and the terms of this Agreement shall apply to) any upgrades, updates, bug fixes or modified version (collectively, “Upgrades”) provided to Microsoft or its authorized agents for which Microsoft has paid the applicable fees for Services. Microsoft shall have no license or right to use such Upgrades unless it (a) already holds a valid license to the original Product software and (b) has paid the applicable Service fees for the Upgrade(s). Notwithstanding anything stated to the contrary, Microsoft may transfer the Products to a financial intermediary such as a leasing company. Notwithstanding anything stated to the contrary herein, Microsoft may permit any of its third party service providers to use the Software in connection with any outsourcing or facilities management provided to Microsoft by any such third party and the Products may be licensed for use by other third parties in connection with any such outsourcing or facilities management provided to Microsoft.

(2)	Pass through warranties and indemnities. Vendor hereby assigns and passes through to Microsoft all of the third-party manufacturers’ and licensors’ warranties and indemnities for the Products.

(b)	Title. Title to the Products (other than software) will pass from Vendor to Microsoft upon delivery as outlined in Section 5.

SECTION 6 Vendor compensation

(a)	Microsoft’s payment of Fees.

(1)	Microsoft will pay Vendor fees set forth in each Product PO and SOW (“Fees”). Vendor will be responsible for all expenses it incurs unless otherwise agreed in a Product PO or SOW. Vendor will not mark up any expenses Microsoft agrees to pay unless otherwise agreed in a Product PO or SOW. Vendor has no right of offset against amounts Microsoft owes.

(2)	Unless otherwise agreed in a Product PO or SOW, after Microsoft receives the Product or Services and receives a proper and undisputed invoice, it will pay the Fees and approved expenses:

(i)	Net 10 days less a 2% discount on the invoiced amount; or

(ii)	Net 60 days with no discount.

(3)	Microsoft will make all payments to Vendor according to Microsoft’s then-current payment policies. These include payment via ACH electronic payment to Vendor’s financial institution per instructions in Microsoft’s ACH electronic payment form.

(b)	“MS Invoice” requirements. Vendor will invoice Microsoft for all Fees and approved expenses via the “MS Invoice” online tool according to the requirements at http://invoice.microsoft.com and the VG. Vendor will not charge Microsoft for researching, reporting on or correcting any errors relating to its invoices. Vendor will not date its invoices earlier than the date Vendor is entitled to be paid under the applicable Product PO or SOW. If a date is not specified in a Product PO or SOW, Vendor may issue its invoices monthly in arrears.

(c)	Disputed Amounts. Microsoft may dispute the amount of any invoice (each a “Disputed Amount”) by providing written notice. Partial payment is notice from Microsoft of a Disputed Amount. Microsoft will make commercially reasonable efforts to notify Vendor in writing of any Disputed Amount within 60 days of receiving the applicable invoice. Neither the failure to provide notice nor payment of an invoice is a waiver of any claim or right. Microsoft will have 60 days from the date a dispute is resolved to pay Vendor.

(d)	Late invoices. Microsoft has no obligation to pay any invoice received 120 days or more after the date Vendor was required to invoice Microsoft under this Agreement or any applicable SOW. This does not apply to:

(1)	Disputed Amounts;

(2)	Rejected invoices which are subject to correction;

(3)	Invoices, which are delayed due to the actions or inactions of Microsoft; or

(4)	Delays to which the parties have agreed in writing.

(e)	Competitive pricing. Vendor must give Microsoft the most favorable terms it offers or agrees to give to any other [***] for [***] of Products and Services.

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(f)	Discounts. The purchase price of Products and Services shall be Vendor’s then current list price less the discount specified in Exhibit A.

(g)	Taxes.

(1)	The amounts to be paid by Microsoft to Vendor do not include any taxes. Microsoft is not liable for any taxes that Vendor is legally obligated to pay, including, but not limited to net income or gross receipts taxes, franchise taxes, and property taxes. Microsoft will pay Vendor any sales, use or value added taxes it owes due to this Agreement and which the law requires Vendor to collect from Microsoft. If Microsoft provides Vendor a valid exemption certificate, Vendor will not collect the taxes covered by such certificate. Vendor will indemnify and hold Microsoft harmless from any claims, costs (including reasonable attorneys’ fees) and liabilities that relate to Vendor’s taxes.

(2)	If the law requires Microsoft to withhold taxes from payments to Vendor, Microsoft may withhold those taxes and pay them to the appropriate taxing authority. Microsoft will deliver to Vendor an official receipt for such taxes. Microsoft will use reasonable efforts to minimize any taxes withheld to the extent allowed by law.

(3)	Despite any other provision in this Agreement, this section will govern the treatment of all taxes relating to this Agreement.

SECTION 7 Term and termination

(a)	Term. This Agreement commences on the Effective Date and will continue for a period of 5 years (the “Term”) unless it is:

(1)	Terminated earlier according to its terms; or

(2)	Extended by a written and signed amendment.

(b)	Process. Without prejudice to any other remedies:

(1)	Termination for convenience. Microsoft may terminate this Agreement, or any SOW, at any time without cause by giving 30 days’ written notice. If Microsoft terminates for convenience, its only obligation is to pay for:

(i)	Products or Services it accepts before the effective date of termination; or

(ii)	Services performed, where Microsoft retains the benefit after the effective date of termination.

(2)	Termination for cause.

(i)	Mutual right. Either party may terminate this Agreement or any SOW on the other party’s material breach of this Agreement or a SOW. The nonbreaching party must give 30 calendar days’ written notice and the opportunity to cure its breach. Either party may immediately terminate this Agreement on written notice of a breach of Section 8 (Confidentiality, privacy and data protection) of this Agreement.

(ii)	Microsoft’s right. Microsoft may terminate this Agreement or any SOW effective immediately upon written notice if Vendor breaches Sections 5(b) (Title), 8 (Confidentiality, privacy and data protection), 12 (Insurance)or 14 (Vendor to comply with Microsoft policies and procedures), or if Vendor sells a substantial part of Vendor’s assets to a third party.

(3)

Effect of termination. Each party will return the confidential information and property of the other within 10 calendar days of the effective date of termination of this Agreement or any SOW unless otherwise instructed. Vendor will deliver to Microsoft any affected Products in progress and all data and materials related to them. Vendor will assist Microsoft with a post-termination transition at Microsoft’s request. Vendor’s assistance will not exceed 60 calendar days. Microsoft will pay Vendor for its assistance at a rate no greater than that set forth in any SOW for comparable services.

(4)	Survival. The provisions of this Agreement which, by their terms, require performance after the termination or expiration of this Agreement, or have application to events that may occur after the termination or expiration of this Agreement, will survive the termination or expiration of this Agreement. All indemnity obligations and any applicable indemnification procedures will be deemed to survive the termination or expiration of this Agreement.

SECTION 8 Confidentiality, privacy and data protection

(a)	Confidentiality.

(1)	Existing NDA. The information shared under this Agreement is confidential information subject to the nondisclosure agreement (“NDA”) between the parties dated 12/03/2008.

(2)	Security procedures. Vendor will employ security procedures to prevent disclosure of Microsoft confidential information (including Personal Information) to unauthorized third parties. Vendor’s security procedures must include risk assessment and controls for:

(i)	System access,

(ii)	System and application development and maintenance,

(iii)	Change management,

(iv)	Asset classification and control,

(v)	Incident response, physical and environmental security;

(vi)	Disaster recovery/business continuity; and

(vii)	Employee training.

(b)	Privacy and data protection.

(1)	“Personal Information” means any information provided by Microsoft or collected by Vendor in connection with this Agreement

(i)	That identifies or can be used to identify, contact, or locate the person to whom such information pertains; or

(ii)	From which identification or contact information of an individual person can be derived. Personal Information includes, but is not limited to: name, address, phone number, fax number, e-mail address, social security number or other government-issued identifier, and credit card information. Additionally, if any other information (e.g., a personal profile, unique identifier, biometric information, and/or IP address) is associated or combined with Personal Information, then such information is also Personal Information.

(2)	If Vendor collects or accesses any Personal Information as part of performing the Services, Vendor agrees to comply with all applicable requirements contained at http://www.microsoft.com/About/CompanyInformation/procurement/toolkit/default. mspx or as otherwise provided by Microsoft.

(c)	Publicity. Either party will not issue any press releases that relate to the other’s relationship or this Agreement.

SECTION 9 Representations and warranties

Vendor represents and warrants:

(a)	Product.

(1)	The Product will at all times be of merchantable quality, of good material and workmanship, and free from defects in design, material, and workmanship;

(2)	Vendor warrants that for a period of one year from receipt, the Product shall be free of defects in workmanship and material under normal authorized use consistent with the product instructions. Vendor does not warrant that the Product software operating system is error free or that Microsoft will be able to operate the Product software operating system without problems or interruptions. No warranty shall apply if the Product (a) has been altered, except by Vendor, (b) has not been installed, operating or maintained in accordance with instructions supplied by Vendor in its documentation, or (c) has been subjected to unreasonable physical, thermal or electrical stress, misuse, negligence, or accident. Microsoft is solely responsible for assessing the suitability of the product for use in its particular applications and backing up its programs and data to protect against loss or corruption

(3)	The Product and the Services provided to Microsoft under this Agreement will not:

(i)	To the best of Vendor’s knowledge, infringe any patent, copyright, trademark, trade secret or other proprietary right of any third party; or

(ii)	Contain any viruses or other malicious code that will degrade or infect any Product, Service, or any other software or Microsoft’s network or systems;

(4)	Vendor has full authority and sufficient right, title, and interest in and to the Products to grant, convey or license the rights granted, conveyed or licensed to Microsoft under the Agreement;

(5)	All Products will be new and Microsoft will obtain title to all Products free and clear of all liens, security interests, and other encumbrances;

(6)	The Products will not experience epidemic failures. An epidemic failure is the same Error in more than [***]% of each type of Product. Vendor will reimburse Microsoft for direct, out-of-pocket costs incurred by Microsoft in recalling, replacing, or repairing Products affected by an epidemic failure; and

(7)	The use of Vendor certified or approved third party products or parts will not void any Product warranty.

(b)	General.

(1)	Vendor has full rights and authority to enter into and perform according to this Agreement. Vendor’s performance will not violate any agreement or obligation between Vendor and any third party; and

(2)	The Services will be performed professionally and be of high grade, nature and quality.

(c)	Nonexclusive remedies. Products that do not comply with Sections 9(a)(1), 9(a)(2), 9(a)(5), or 9(b)(2) will be promptly replaced or repaired by Vendor at its sole cost and expense. This provision provides a nonexclusive warranty remedy and is in addition to Microsoft’s other remedies. All repaired and replaced Product, in whole or in part, will be re-delivered to Microsoft at Vendor’s sole cost and expense. The repaired and replaced Product will be subject to the same warranties set forth in this Section 9 (Representations and warranties). The warranty period will start over with respect to such Product, whether in whole or in part.

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EXCEPT AS SET FORTH IN THIS SECTION 9 (REPRESENTATIONS AND WARRANTIES), THE SERVICES AND THE PRODUCTS ARE PROVIDED “AS IS.” TO THE MAXIMUM EXTENT PERMITTED BY LAW, VENDOR DISCLAIMS ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING BY A COURSE OF DEALING, USAGE OR TRADE PRACTICE OR COURSE OF PERFORMANCE.

SECTION 10 Indemnification and other remedies

(a)	Indemnification by Vendor. Vendor will defend, indemnify, and hold Microsoft, its Affiliates, and their respective successors, directors, officers, employees, and agents (each a “Microsoft Indemnified Party”) harmless from and against Claims to the extent that such Claims arise out of or relate to:

(1)	Any breach of any representation or warranty contained in Section 9(a)(1), 9(a)(3), or 9(b)(1) by Vendor or its Subcontractors;

(2)	The negligent or willful acts or omissions of Vendor or its Subcontractors resulting in bodily injury or death to any person or loss, disappearance or damage to tangible or intangible property;

(3)	Vendor’s (or its Subcontractor’s) infringement, misuse or misappropriation of any third-party IP rights;

(4)	Breach of any obligations under Section 8 (Confidentiality, privacy and data protection); or

(5)	Vendor’s (or its Subcontractor’s) failure to comply with applicable laws, rules or regulations.

However, Vendor will have no liability under this Section 10(a) (Indemnification by Vendor) to the comparative extent that Claims result:

(6)	From the negligent or willful acts of a Microsoft Indemnified Party; or

(7)	Vendor’s compliance with the express instructions of Microsoft.

(b)	Indemnification procedures. The Microsoft Indemnified Party will:

(1)	Provide the Vendor with reasonably prompt notice of Claims;

(2)	Permit the Vendor through mutually acceptable counsel to answer and defend Claims;

(3)	Provide the Vendor with reasonable information and assistance to help the indemnifying party defend Claims at the indemnifying party’s expense.

Any Microsoft Indemnified Party will have the right to employ separate counsel and participate in the defense of any Claim at its own expense.

(c)	Acknowledgment of fault and settling Claims. Vendor will not stipulate, admit or acknowledge any fault or liability on the part of any Microsoft Indemnified Party without prior written consent. Vendor will not settle any Claim or publicize any settlement, without Microsoft’s prior written consent.

(d)	Industrial insurance immunity. Except to the extent prohibited by law and solely with respect to bodily injury or death Claims, Vendor expressly waives immunity under industrial insurance laws such as Title 51 of the Revised Code of the State of Washington.

(e)	Other remedies. In addition to all other remedies available to Microsoft at law or equity or under this Agreement, Microsoft will have the following remedies:

(1)	Injunctions against use of Products. if use of the Products as contemplated by this Agreement is enjoined or threatened to be enjoined, Vendor, at its expense, will notify Microsoft and immediately:

(i)	Procure for Microsoft the right to continued use of the Products according to this Agreement; or

(ii)	Replace or modify the Products so that they are noninfringing and meet the requirements of this Agreement to Microsoft’s satisfaction.

If Vendor does not comply with Sections 10(e)(1)(i) or 10(e)(1)(ii), then in addition to any damages or expenses reimbursed under this Section 10 (Indemnification and other remedies), Microsoft will have the right to terminate this Agreement, in whole or in part, and any SOW. Upon termination, Vendor will refund all amounts paid by Microsoft for infringing Products and related Services and will pay all reasonable costs to transition the Products and Services to a new vendor.

SECTION 11 Limitation of liability

(a)	SUBJECT TO SECTION 11(b) BELOW, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING DAMAGES FOR LOSS OF DATA, REVENUE, AND/OR PROFITS), WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING OUT OF THIS AGREEMENT REGARDLESS OF WHETHER THE LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES OR OTHERWISE, AND EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. ADDITIONALLY, NEITHER PARTY’S TOTAL AGGREGATE LIABILITY TO THE OTHER PARTY WILL EXCEED THE GREATER OF:

(1)	[***]; OR

(2)	THE ACTUAL FEES PAID BY MICROSOFT IN THE 12-MONTH PERIOD PRIOR TO THE DATE THE CLAIM AROSE.

(b)	THE LIMITATIONS ON LIABILITY SET FORTH IN SECTION 11(a) DO NOT APPLY TO LIABILITY ARISING FROM:

(1)	VENDOR’S DUTY TO INDEMNIFY THE MICROSOFT INDEMNIFIED PARTIES FOR THIRD PARTY CLAIMS UNDER THIS AGREEMENT;

(2)	A BREACH OF A PARTY’S OBLIGATIONS UNDER SECTION 8 (CONFIDENTIALITY, PRIVACY AND DATA PROTECTION);

(3)	ANY INFRINGEMENT, MISUSE OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS; AND

(4)	FRAUD.

SECTION 12 Insurance

(a)	General. Vendor will maintain sufficient insurance coverage to meet its obligations created by this Agreement and by law. Any insurance must include the following lines of coverage to the extent the Agreement creates risks generally covered by these insurance policies:

(1)	Commercial general liability (occurrence form) including product liability;

(2)	Automobile liability;

(3)	Workers’ compensation (statutory limits); and

(4)	Employer’s liability.

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The limits of the foregoing policies will be no less than two million dollars ($2,000,000 USD) per occurrence.

Vendor will name Microsoft, its subsidiaries, and their respective directors, officers and employees as additional insured’s in the Commercial General Liability policy, to the extent of contractual liability assumed by Vendor in Section 10 (Indemnification and other remedies) of this Agreement. Microsoft must approve any deductible or retention in excess of one hundred thousand dollars ($100,000 USD) per occurrence or accident.

(b)	Professional liability/errors & omissions liability. If the Services described in any SOW or the Product described in any Product PO create risks generally covered by a professional liability/errors and omissions liability policy, Vendor will obtain and maintain such a policy with policy limits of not less than two million dollars ($2,000,000 USD) each claim. The policy must include coverage for infringement of third party proprietary rights (including, for example, copyright, and trademark) to the extent reasonably commercially available. The retroactive coverage date will be no later than the effective date of the applicable SOW. Vendor will either maintain active policy coverage or an extended reporting period providing coverage for claims first made and reported to the insurance company within 12 months thereafter after termination or expiration of this Agreement or fulfillment of a SOW.

(c)	Proof of coverage. Vendor will deliver to Microsoft proof of insurance coverage required by this section on request. If Microsoft determines that Vendor’s coverage is less than that required to meet its obligations under this Agreement, Vendor will promptly buy the coverage and notify Microsoft in writing.

SECTION 13 Maintenance, support and other Services

(a)	Maintenance and support. Vendor will provide maintenance and support for the Products under this Agreement, the applicable maintenance and support SOW, the applicable Product PO or as otherwise agreed by the parties in writing with respect to each Product.

(b)	Other Services. All Services provided in connection with the Product, including without limitation professional services, and whether or not a separate fee is charged for such Services, shall be provided in accordance with this Agreement, including any applicable addenda, exhibits and SOWs.

SECTION 14 Vendor to comply with Microsoft policies and procedures

(a)	Vendor guidelines. Vendor will comply with the most current Vendor guidelines (“VG”). The most current version of the VG is available at http://www.microsoft.com/mscorpiprocurement/processicontracting.asp.

(b)	Using Microsoft Trademarks. Vendor may only use the Trademarks, if any, for the Services and Products. Vendor will comply with the guidelines at http://www.microsoft.com/trademarks/.

(c)	Security policies. Vendor will comply with all physical and information security policies made available to Vendor by Microsoft.

(d)	Other policies and procedures. Vendor will comply with all other policies or procedures provided by Microsoft during the Term.

(e)

Changes to Microsoft policies and procedures. Microsoft may change the policies and procedures. All changes will be effective 30 days after Microsoft makes such changes available to Vendor, unless otherwise agreed in writing. If Vendor determines that changes to a policy or procedure will cause a material change in the delivery schedule, Fees or other costs for the Services, Vendor will promptly notify Microsoft. Upon Microsoft’s receipt of Vendor’s notice, the parties will discuss how to mitigate the impact of the change to enable Vendor to comply.

(f)	Vendor to comply with applicable laws. Vendor will, at its own expense:

(1)	Obtain and maintain any approvals, licenses, filings or registrations necessary to perform the Services; and

(2)	Comply with all applicable laws (including export laws and regulations).

SECTION 15 Reports, records, audits and inspections

(a)	Reports. Any reports Vendor provides to Microsoft must be accurate, complete and timely. Vendor will correct any error or omission in any report within five days after becoming aware of the error or omission.

(b)	Records. During the Term and for 4 years thereafter, Vendor will keep all usual and proper records and books of account relating to the Products and Services and all quality and performance reports related to the Products or Services (the “Vendor Records”). Vendor will maintain any documentation required by Microsoft in connection with the United States Sarbanes-Oxley Act of 2002. Vendor will not do or omit to do anything that could prejudice Microsoft’s compliance with that Act.

(c)	Audits, inspections and refunds.

(1)	During the period described in Section 15(b)(Records), Microsoft may audit Vendor Records and/or inspect Vendor facilities to verify Vendor’s statements and compliance with this Agreement. Audits and inspections will be conducted by Microsoft or an independent certified public accountant or consultant selected by Microsoft. Vendor will provide Microsoft’s designated auditors with reasonable access to the relevant Vendor Records, Microsoft contracts and facilities. The auditors will have the ability to photocopy Vendor Records for audit evidence.

(2)	If an audit shows that Vendor overcharged Microsoft by 5% or more during any audited time period, Vendor will:

(i)	Pay Microsoft for all reasonable costs and expenses incurred in conducting the audit; and

(ii)	Re-compute the amount due and immediately refund to Microsoft all overpayments based on the actual amounts due and owing, plus interest at one half of one percent (.5%) per month on the overpayment. Microsoft will be responsible for the costs it incurs for all other audits and inspections conducted under this Section 15(c) (Audit, inspections and refunds).

(d)	Financial Reporting. On a quarterly basis, Vendor agrees to disclose to Microsoft reasonably sufficient information for Microsoft to verify Vendor’s solvency and ability to continue to perform its obligations under this Agreement. In addition, within ten (10) calendar days after Vendor learns that it has become or will become insolvent, Vendor will submit publicly available financial information which is reasonably sufficient to allow Microsoft to determine whether Vendor will be capable of continuing to perform its obligation under this Agreement. If Microsoft determines Vendor will not be capable of continued performance, Microsoft may terminate the Agreement immediately without further obligation to Vendor.

SECTION 16 Miscellaneous

(a)

Relationship. The parties are independent contractors. This Agreement does not create an exclusive relationship between the parties. Vendor’s employees and Subcontractors are not Microsoft employees. Vendor will pay all salaries, taxes, insurance, and benefits with respect to its personnel. Vendor will provide Microsoft with satisfactory proof of independent contractor status upon request.

(b)	Notices. Except as specifically set out in this Agreement, all notices will be:

(1)	In writing and sent to the contact(s) and location(s) specified on page 1 of this Agreement; and

(2)	Deemed given on the day received by the addressee.

Each party will notify the other in writing of any changes to their respective contact information.

(c)	Governing law; jurisdiction. The laws of the State of Washington govern this Agreement. If federal jurisdiction exists, the parties consent to the exclusive jurisdiction and venue in the federal courts in King County, Washington. If not, the parties consent to exclusive jurisdiction and venue in the Superior Court of King County, Washington. If either Microsoft or Vendor employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs, and other expenses, including the costs and fees incurred on appeal or in a bankruptcy or similar action.

(d)	Force majeure. Neither party will be liable for failure to perform any obligation under this Agreement to the extent such failure is caused by a force majeure event. This includes acts of God, natural disasters, war, civil disturbance, action by governmental entity, strike, and other causes beyond the party’s reasonable control. The party affected by the force majeure event will provide notice to the other party within a commercially reasonable time and will use its best efforts to resume performance. Obligations not performed due to a force majeure event will be performed as soon as reasonably possible when the force majeure event concludes.

(e)	Assignment. Vendor will not sell, assign, transfer, pledge or encumber this Agreement or any right, or delegate any duty or obligation under this Agreement, by assignment or operation of law, without Microsoft’s prior written consent. Microsoft will not unreasonably withhold such consent. Vendor will be deemed to have assigned this Agreement if Vendor engages in a change of control transaction. Microsoft may assign this Agreement to any of its Affiliates. This Agreement will inure to the benefit of and bind all permitted successors, assigns, receivers and trustees of each party.

(f)	No waiver. A party’s delay or failure to exercise any right or remedy will not result in a waiver of that or any other right or remedy.

(g)	Severability. If any court of competent jurisdiction determines that any provision of this Agreement is illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect.

(h)	Nonexclusivity and no minimums. This Agreement does not grant Vendor an exclusive right or privilege to sell or otherwise provide to Microsoft any Products or Services. Microsoft may contract with any other party for comparable Products and Services. This Agreement does not require the purchase of any minimum value or minimum volume of the Products or Services.

(i)	Entire agreement, precedence and amendment. This Agreement supersedes all prior and contemporaneous communications, whether written or oral, regarding the subject matter covered in this Agreement. In the event of a conflict between any parts of this Agreement not resolved expressly by its terms, the following order of precedence will apply:

(1)	This Agreement (including any Microsoft policies and procedures referenced herein);

(2)	A signed SOW, except to the extent that this Agreement or the SOW expressly provides that a particular section of the SOW takes precedence over a particular section of this Agreement; and

(3)	Microsoft purchase order terms and conditions.

This Agreement may be modified only by a written agreement signed by a duly authorized representative of both parties. However, Microsoft may unilaterally modify the policies and procedures identified in Section 14 (Vendor to comply with Microsoft policies and procedure). This Agreement does not replace any separate written license agreement between Microsoft and Vendor.

(j)	Counterparts. The parties may execute this Agreement in any number of counterparts. Each counterpart will be deemed an original and all counterparts will constitute one agreement binding on both parties. Facsimile or electronically authenticated signatures will be considered binding for all purposes.

Exhibit A

Microsoft Pricing Structure

SKU	Product Service	Discount
DCS-7508-BND-P	Arista 7508 chassis promo bundle. Includes 7508 chassis, 4x2900PS, 6xFabric modules, 6x Fan modules, 1xSupervisor	[***]	%

DCS-7548S-LC	48 port 10GbE SFP+ wire-speed linecard for 7500 series	[***]	%

LIC-7508E	Enhanced Software License for Arista 7508 Switch (OSPF, BGP, PIM)	[***]	%

LIC-7508-E-SLOT-E	Enhanced Software License Per Line Card Slot for Arista 7508 and 7504 Switch (OSPF, BGP, PIM)	[***]	%

SFP-10G-SR	10GBASE-SR SFP+ (Short Reach)	[***]	%

SVC-7508-3Y-NB	3-Year A-Care Software & 8x5xNBD Hardware Replacement/Same Day Ship for 7508	[***]	%

DCS-7504-BND-P	Arista 7504 chassis promo bundle. Includes 7504 chassis, 4x2900PS, 6xFabric/fan modules, 1xSupervisor	[***]	%

LIC-7504-E	Enhanced Software License for Arista 7504 Switch (OSPF, BGP, PIM)	[***]	%

SVC-7504-3Y-NB	3-Year A-Care Software & 8x5xNBD Hardware Replacement/Same Day Ship for 7504	[***]	%

DCS-70505-64-F	Arista 7050, 48x10GbE (SFP+) & 4xQSFP+ switch, front-to-rear air, 2xAC, 2xC13-C14 cords	[***]	%

LIC-7050-E	Enhanced License for Arista 7050 Switches (OSPF, BGP, PIM)	[***]	%

LIC-7050-Z	Network monitoring and provisioning feature set license for Arista 7050 (ZTP)	[***]	%

QSFP-SR4	40GBASE-SR4 QSFP+ transceiver, up to 100m over parallel 0M3 or 150m over 0M4 MMF	[***]	%

SVC-70505-64-3Y-NB	3 Year A-Care Software & NBD Hardware Replacement/Same Day Ship for 70505-64	[***]	%

DCS-7050S-52-F	Arista 7050, 52x10GbE (SFP+) switch, front-to-rear air, 2xAC, 2xC13-C14 cords	[***]	%

CAB-SFP-SFP-1M	10GBASE-CR twinax copper cable with SFP+ connectors on both ends (2m)	[***]	%

CAB-SFP-SFP-2M	10GBASE-CR twinax copper cable with SFP+ connectors on both ends (2m)	[***]	%

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SKU	Product Service	Discount
CAB-SFP-SFP-3M	10GBASE-CR twinax copper cable with SFP+ connectors on both ends (2m)	[***]	%

SVC-7050S-52-3Y-NB	3 Year A-Care Software & NBD Hardware Replacement/Same Day Ship for 70505-52	[***]	%

CAB-SFP-SFP-1M	10GBASE-CR twinax copper cable with SFP+ connectors on both ends (2m)	[***]	%

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.